UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2026

ESSEX PROPERTY TRUST, INC.

ESSEX PORTFOLIO, L.P.

(Exact Name of Registrant as Specified in its Charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland	77-0369576
(Essex Property Trust, Inc.)	(Essex Property Trust, Inc.)
California	77-0369575
(Essex Portfolio, L.P.)	(Essex Portfolio, L.P.)
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
1100 Park Place, Suite 200
San Mateo, CA 94403
(Address of principal executive offices) (Zip Code)

(650) 655-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value (Essex Property Trust, Inc.)	ESS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Essex Property Trust, Inc.	Emerging growth company	☐
Essex Portfolio, L.P.	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Term Loan Agreement

On September 24, 2026, Essex Property Trust, Inc. (the “Company”), via Essex Portfolio, L.P. (the “Operating Partnership”), entered into a $275 million Unsecured Term Loan Agreement (the “Term Loan Agreement”) with Bank of America, N.A., as administrative agent, and other lenders party thereto (the “Lenders”), and the Company entered into the guarantee of such Term Loan Agreement. The term loan under the Term Loan Agreement is scheduled to mature on September 24, 2029, with two one-year extension options, exercisable at the option of the Operating Partnership. The Company expects the proceeds from this offering will be used to repay the outstanding indebtedness under the Company’s commercial paper program and for other general corporate purposes.

Under the terms of the Term Loan Agreement, the Operating Partnership may elect to increase the facility by up to an additional $225 million, to an aggregate size of $500 million, provided that one or more banks (from the Lenders or as otherwise permitted) voluntarily agree to provide the additional commitment. No Lender can prohibit such increase.

The term loan under the Term Loan Agreement bears interest at Secured Overnight Financing Rate plus 0.800% at closing, which is based on a tiered rate structure tied to the Operating Partnership’s long-term unsecured credit ratings.

The Company and the Operating Partnership are subject to certain customary covenants under the Term Loan Agreement including, but not limited to, maintaining certain leverage and coverage ratios. The foregoing summary is qualified in its entirety by reference to the full text of the Term Loan Agreement which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026, in accordance with Item 601 of Regulation S-K.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Term Loan Agreement is incorporated by reference into this Item 2.03.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding expectations by the Company and the Operating Partnership regarding the expected use of proceeds from the term loan under the Term Loan Agreement.

While the Company’s management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the occurrence of any event, change, or other circumstances that could give rise to the termination of the Term Loan Agreement; the inability to satisfy the terms and conditions contained in the Term Loan Agreement, and other factors referred to herein and in the Company’s annual report on Form 10-K for the year ended December 31, 2025, most recent Quarterly Report on Form 10-Q and those risk factors and special considerations set forth in the Company’s other filings with the Securities and Exchange Commission which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date:  September 25, 2026

ESSEX PROPERTY TRUST, INC.

/s/ BARBARA PAK
Name:	Barbara Pak
Title:	Executive Vice President and Chief Financial Officer

ESSEX PORTFOLIO, L.P.

By:	Essex Property Trust, Inc.
Its:	General Partner

/s/ BARBARA PAK
Name:	Barbara Pak
Title:	Executive Vice President and Chief Financial Officer